UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2021

The Vita Coco Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40950	11-3713156
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Park Avenue South

Seventh Floor

New York, New York 10003

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, include area code) (212) 206-0763

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

The following table provides a comparative summary of shipments in case equivalents, or CE, by operating segment and product category for The Vita Coco Company, Inc. for the periods presented:

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
(in thousands)	2021	2020	Amount	Percentage	2021	2020	Amount	Percentage
Americas segment
Vita Coco Coconut Water	7,605	6,147	1,458	23.7%	19,482	15,176	4,306	28.4%
Private Label	2,934	2,391	543	22.7%	7,643	7,000	643	9.2%
Other	326	325	1	0.3%	831	1,269	(438)	(34.5%)

Subtotal	10,865	8,863	2,002	22.6%	27,956	23,445	4,511	19.2%
International segment*
Vita Coco Coconut Water	1,463	1,242	221	17.8%	3,890	3,278	612	18.7%
Private Label	540	448	92	20.5%	1,327	1,302	25	1.9%
Other	7	119	(112)	(94.1%)	213	481	(268)	(55.7%)

Subtotal	2,010	1,809	201	11.1%	5,430	5,061	369	7.3%

Total volume (CE)	12,875	10,672	2,203	20.6%	33,386	28,506	4,880	17.1%

Note: A CE is a standard volume measure used by management which is defined as a case of 12 bottles of 330ml liquid beverages or the same liter volume of oil.

*	International Other excludes minor volume that is treated as zero CE.

The information disclosed under this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE VITA COCO COMPANY, INC.

Date: November 12, 2021	By:	/s/ Kevin Benmoussa
Name: Kevin Benmoussa
Title: Chief Financial Officer